EXHIBIT 99.1

CLIC Technology, Inc.

Financial Statements

for the Period from March 12, 2018 (Inception) to April 27, 2018

Audited

CLIC TECHNOLOGY, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the board of directors of CLIC Technology, Inc.

Opinion: We have audited the accompanying balance sheets of CLIC Technology, Inc. (the “Company”) as of April 27,2018 and the related statements of income, stockholders’ equity and cash flows for each of the period then ended, and the related notes (collectively referred as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the company as of April 27, 2018 and the results of its operation s and its cash flows for these years in the period from March 12, 2018 to April 27, 2018, in conformity with U.S. generally accepted accounting principles.

We have also audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), the company’s internal control over financial reporting as of the year then ended, based on the criteria established in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report of even dated, express an unqualified opinion on the Company’s Internal Control over financial reporting.

Basis of Opinion: These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. Federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with standards of PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters: In the absence of the audit committee, we have communicated to the board of directors, the Critical audit matters arising from the current period audit of the financial statements that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

EAST WEST ACCOUNTING SERVICES LLC	2nd May 2018

F-1

CLIC Technology, Inc.
Balance Sheet
As of April 27, 2018

ASSETS
Current Assets
Cash and cash equivalents	$19,904

Total Current Assets	19,904

Investments
43,750,000 shares of common stock of FundThatCompany, a Nevada corporation, at cost	350,000

Total Assets	$369,904

LIABILITIES AND STOCKHOLDERS' EQUITY

Stockholders' equity:
Common stock	100
Additional paid in capital	370,000
Accumulated Deficit	(196)

Total stockholders' equity	369,904

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$369,904

The accompanying notes are an integral part of these financial statements

F-2

CLIC Technology, Inc.
Statement of Operations
For the Period from March 12, 2018 (Inception) to April 27, 2018

Revenue, net	$-

Operating Expenses:
Advertisement and Selling	$126
Marketing & promotions	-
Legal & professional	-
General and administrative expenses	70

Total Operating Expenses	196

Loss from operations	(196)

Other Expenses
Interest expense	-

Net loss before income taxes	(196)

Provision for income taxes	-

Net loss	$(196)

Loss per share
Basic & Diluted	$(1.965)
Weighted average number of shares outstanding
Basic & Diluted	100

_________

*weighted average number of dilutive shares is the same since the dilutive shares are anti-dilutive in nature.

The accompanying notes are an integral part of these financial statements

F-3

CLIC Technology, Inc.
Statement of Changes in Stockholders' Equity (Deficit)
For the Period from March 12, 2018 (Inception) to April 27, 2018

			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity/(Deficit)

Issuance of Stock for Cash	100	$100	$370,000	$-	$370,100

Net Income from inception (March 12, 2018 to April 27, 2018				$(196)	$(196)

Balance - April 27, 2018	100	$100	$370,000	$(196)	$369,904

The accompanying notes are an integral part of these financial statements

F-4

CLIC Technology, Inc.
Statement of Cash Flows
For the Period from March 12, 2018 (Inception) to April 27, 2018

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(196)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase in accrued expenses
Net cash used in operating activities	(196)

CASH FLOWS FROM INVESTING ACTIVITIES
Investments in FNTT	(350,000)
Net cash used in investing activities	(350,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock for cash	100
Additional Paid-in Capital	370,000

Net cash provided by financing activities	370,100

NET INCREASE IN CASH AND CASH EQUIVALENTS	19,904

CASH AND CASH EQUIVALENTS, BEGINNING BALANCE	-

CASH AND CASH EQUIVALENTS, ENDING BALANCE	$19,904

SUPPLEMENTAL DISCLOSURES:
Interest paid	-
Income tax paid	-

The accompanying notes are an integral part of these financial statements

F-5

CLIC Technology, Inc.

Notes to the financial statements

For the Period from March 12, 2018 (Inception) to April 27, 2018

NOTE 1 - NATURE OF ORGANIZATION

1. CLIC Technology, Inc., a Florida corporation, (the “Company”), is the new corporation name since May 1, 2018 of the Florida Corporation previously knows as “Crypto Ventures Capital, Inc.” which was incorporated on March 12, 2018.

2. The Company has authorized capital of 100 common shares, no par value.

3. The Company’s federal tax ID number is 82-4741161

NOTE 2 – ACCOUNTING POLICIES

This Company is committed to prepare the financial statements in confirmity with U.S. Generally Accepted Accounting Principles. As this Company is still in the development stage, more details can be provided at the year end audit.

NOTE 3 - GOING CONCERN

These financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the foreseeable future. As of April 27, 2018, the Company has incurred net losses of $196 since inception. This company has not earned any revenue since inception.

NOTE 4 - INVESTMENTS

43,750,0000 shares of restricted common stock of €œFundThatCompany €, a Nevada corporation, was purchased on April 9, 2018 which represents 59.24% of the issued and outstanding common stock of FundThatCompany on the date of the Purchase, and constitutes controlling interest of FundThatCompany. The investments are valued at cost as per IAS 39.

F-6